EXHIBIT 4.6

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION

Voltus™

BETTER ENERGY · MORE CASH

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

CUSIP [•]

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $0.0001 PAR VALUE, OF

VOLTUS TECHNOLOGIES, INC.

transferable on the books of Voltus Technologies, Inc. (the "Company") in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Second Amended and Restated Certificate of Incorporation, as it may be amended, and the Bylaws, as they may be amended, of the Company (copies of which are on file with the Company and with the Continental Stock Transfer & Trust Company (the "Transfer Agent"), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The common stock evidenced by this certificate is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

0000001

CHIEF EXECUTIVE OFFICER

CORPORATE SEAL

CHIEF LEGAL OFFICER

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
IT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act _________________
TTEE	–	trustee under Agreement dated			(State)

Additional abbreviations may also be used though not in the above list.

For value received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

___________________________________________________________________________________________Shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint ________________________________________________________________________________________________

________________________________________________________________________________________________, attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED

NOTICE:The signature to this assignment must correspond with the name as written upon the face of the ceniticate in every panicular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE (S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.